UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective as of March 20, 2013, the holders of our Series B Convertible Preferred Stock, acting by written consent pursuant to Section 228 of the Delaware General Corporation Law, elected Dileep Agnihotri, Joseph P. Bartlett, J. Winder Hughes III, and Shawn R. Hughes as directors to serve until our 2013 Annual Meeting and until their successors are duly elected and qualified. On March 20, 2013, at the Special Meeting in lieu of our 2012 Annual Meeting, the holders of our Common Stock and our Series A Convertible Preferred Stock elected Cary G. Bullock, Arthur S. Reynolds, and James F. Wood as directors to serve until our 2013 Annual Meeting and until their successors are duly elected and qualified. Our Certificate of Incorporation, as amended, provides that our Board of Directors shall be composed of seven members, four of whom are elected by the holders of our Series B Convertible Preferred Stock and three of whom are elected by the holders of our Common Stock and out Series A Convertible Preferred Stock, voting together as a single class. All of our newly-elected directors were incumbent members of our Board of Directors.

Set forth below is information regarding each of the newly-elected directors:

Dileep Agnihotri, age 43, has been a member of our Board of Directors since January 2012. He is CEO, President, and a member of the Board of Directors of Advanced Hydro Inc., a privately held company commercializing novel membranes technology and turn-key systems for treatment of waste-water in the oil and gas industry, including hydraulic fracturing wastewater recycling applications. He is also serving as acting CEO and a member of the Board of Directors of Graphene Energy, Inc. also a privately held company.  Dr. Agnihotri has been a principal at 21 Ventures, LLC, a venture capital management firm providing seed, growth and bridge capital for technology ventures, since 2008.  Prior to 21 Ventures and Advanced Hydro, he spent 8 years, from 2001 to 2008, as director and world-wide manager of Jordan Valley Semiconductors Inc., an Israeli private company in the thin-film metrology market, where he managed technology development, applications development and strategic, technical and product marketing.   Dr. Agnihotri holds a PhD in Nuclear Chemistry and an MS in Physical Chemistry from the University of Rochester.  He also has an MS degree in Physics from Agra University. He has published more than 30 articles and holds more than half a dozen patents. Dr. Agnihotri serves as a member of the Compensation and Benefits Committee of our Board of Directors. Dr. Agnihotri brings to the Board expertise in new and disruptive technologies, their market potential and commercialization aspects.

Joseph P. Bartlett, age 54, has been a member of our Board of Directors since May 2012. He previously served as a member of our Board of Directors from October 2009 until December 2009.  Mr. Bartlett is an attorney in private practice in Los Angeles, California and is counsel to The Quercus Trust. He has practiced corporate and securities law since 1985. From September 2004 until August 2008 he was a partner at Greenberg Glusker LLP and from September 2000 until September 2004 he was a partner at Spolin Silverman Cohen and Bartlett LLP. Mr. Bartlett graduated, magna cum laude, from the University of California, Hastings College of Law in 1985, and received an AB in English literature from the University of California at Berkeley in 1980. Mr. Bartlett serves as a member of the Audit Committee of our Board of Directors. He brings to our Board of Directors expertise in corporate finance, corporate governance and the oversight of smaller reporting companies.

Cary G. Bullock, age 67, has been a member of our Board of Directors since January 2010.  Mr. Bullock also serves as a member of the Boards of Directors of our subsidiaries, ThermoEnergy Power Systems LLC, and CASTion Corporation.  From January 2010 to December 2012, Mr. Bullock was our President and Chief Executive Officer, and from August 2011 to December 2012, he also served as Chairman of our Board of Directors. Prior to becoming our President and CEO, Mr. Bullock had been employed by GreenFuel Technologies Corporation, serving as Chief Executive Officer from February 2005 through July 2007 and as Vice President for Business Development from July 2007 through January 2009; he was a member of the Board of Directors of GreenFuel Technologies Corporation from February 2005 through August 2009. In May 2009, GreenFuel Technologies ceased business operations and made an assignment of its assets to a trustee for the benefit of its creditors.   From February 2009 through January 2010, Mr. Bullock served a variety of clients as an independent consultant and business advisor.  Prior to joining GreenFuel Technologies, Mr. Bullock was Chairman and Chief Executive Officer of Excelergy Corporation, Vice President of KENETECH Management Services and President of its affiliate, KENETECH Energy Management, Inc., Chairman and Chief Executive Officer of Econoler/USA Inc., Vice President of Engineering and Operations and Principal Engineer of Xenergy Inc., Director of Special Engineering and a Senior Engineer at ECRM, Inc. and a Senior Engineer at Sylvania Electronics Systems.  Mr. Bullock received an A.B. from Amherst College and an S.B. and an S.M. from Massachusetts Institute of Technology.  Having worked as a senior executive in several early stage energy companies, Mr. Bullock serves as a member of the Nominating Committee of our Board of Directors. Mr. Bullock brings to the Board extensive industry and strategic experience.

J. Winder Hughes III, age 54, has been a director of the Company since July 2009 (except for the period from January 27, 2010 to February 5, 2010).  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  Since 1995, Mr. Hughes has served as the managing partner of Hughes Capital Investors, LLC, which manages private assets and raises money for small public companies.  He formed the Focus Fund, LP in 2000 (with Hughes Capital as the fund manager), which is a highly-concentrated equity partnership that focuses on publicly-traded emerging growth companies.  From November 2007 to November 2009, Mr. Hughes was a director of Viking Systems, Inc., a manufacturer of surgical tools.  From 1983 to 1995, Mr. Hughes was an investment executive, first with Kidder Peabody & Co. and subsequently with Prudential Securities.  Mr. Hughes holds a B.A. in Economics from the University of North Carolina at Chapel Hill.  Mr. Hughes serves as a member of the Compensation and Benefits and the Audit Committees of our Board of Directors. Mr. Hughes brings to the Board significant experience with capital raising, corporate restructuring, and managing strategic business relationships.

Shawn R. Hughes, age 52, has been a member of our Board of Directors since October 2009.  He previously served as a member of our Board of Directors from September 2008 until January 2009.  Mr. Hughes also serves as a member of the Board of Directors of our subsidiary, CASTion Corporation.  He served as President and Chief Operating Officer of the Company from January 1, 2008 to January 27, 2010. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. From November 2006 to May 2007, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services.  From 2001 to 2006, Mr. Hughes served as Chief Executive Officer of Fortress Technologies.  Mr. Hughes holds a B.S.B.A. from Slippery Rock University and an M.B.A. from Florida State University.  Mr. Hughes serves as Chairman of the Compensation and Benefits Committee of our Board of Directors. Mr. Hughes brings to the Board extensive experience in executive management and strategic planning.

Arthur S. Reynolds, age 68, has been a member of our Board of Directors since October 2008.  He also serves as a member of the Boards of Directors of our subsidiaries, CASTion Corporation and Unity Power Alliance LLC.  From August 3, 2009 through November 16, 2009, Mr. Reynolds served as our interim Chief Financial Officer, and except during that period, has been Chairman of the Audit Committee of the Board of Directors.  He is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director. Mr. Reynolds was founder and, from 1997 to 1999, managing partner of London-based Value Management & Research (UK) Limited.   Mr. Reynolds was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services Limited.  Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financière Européene, J.P. Morgan & Company and Mobil Corporation.  From July 30 to November 30, 2011, Mr. Reynolds was the Chief Executive Officer of Clean Power Technologies.  Mr. Reynolds is a director of Apogee Technology, Inc.  Mr. Reynolds holds an A.B. from Columbia University, a M.A. from Cambridge University, and an M.B.A. in Finance from New York University.  Mr. Reynolds serves as Chairman of both the Audit Committee and the Nominating Committee of our Board of Directors. He has been designated by our Board of Directors as the lead independent director. Mr. Reynolds brings to the Board extensive financial and executive experience across multiple sectors, with special strength in the international arena.

James F. Wood, age 71, has served since January 2013 as our President, Chief Executive Officer and Chairman of our Board of Directors. Mr. Wood is also a member of the Board of Directors and Chief Executive Officer of our subsidiary, ThermoEnergy Power Systems LLC, and a member of the Board of Directors and President of our subsidiary, CASTion Corporation. From October 2009 to December 2012, Mr. Wood served as Deputy Assistant Secretary for Clean Coal in the United States Department of Energy. In that position, he was responsible for the management and direction of the Department of Energy’s Office of Fossil Energy's clean coal research and development programs. Chief among these was the Carbon Capture, Utilization and Storage program, the Clean Coal Power Initiative, and the Office of Fossil Energy’s $3.4 billion portfolio of Recovery Act projects. Prior to joining the government, he was, from November 2001 to September 2009, President and CEO of Babcock Power Inc., a designer and manufacturer of environmental, pressure part, heat exchanger, combustion equipment and after-market services for the power generation industry with whom we were engaged in a joint venture known as Babcock-Thermo Clean Carbon LLC. From 1996 to 2001, Mr. Wood was President of Babcock & Wilcox Co., an integrated world-wide provider of boiler-systems and after-market services to the power industry. Earlier in his career, Mr. Wood worked in various positions for Babcock & Wilcox and for Wheelabrator Environmental Systems Inc. He has resided abroad for significant periods of time, including in Italy, India, Belgium, Colombia, and Ecuador, and was responsible for Babcock & Wilcox’s foreign subsidiaries and ventures in India, China, Turkey, Egypt and Indonesia. While in the private sector, Mr. Wood served on two federal advisory councils: the National Coal Council and the US-Egypt President's Council. Mr. Wood is Fellow of the American Society of Mechanical Engineers and a Trustee of Clarkson University. He holds a B.S. in Chemical Engineering from Clarkson and an MBA with a focus on international economics from Kent State University. Mr. Wood serves as a member of the Nominating Committee of our Board of Directors. Mr. Wood brings to the Board over 30 years of leadership experience in the power industry and an in-depth understanding of federal, state and international initiatives in clean coal research and development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2013

THERMOENERGY CORPORATION

(Registrant)

By:          /s/ Gregory M. Landegger

Name:	Gregory M. Landegger
Title:	Chief Operating Officer and

Interim Chief Financial Officer